UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2005

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Executive Boulevard, Elmsford, NY		10523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 592-2355

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)                                  Election of Directors

On May 24, 2005, the Board of Directors of American Bank Note Holographics, Inc. (the “Company”) elected Jordan S. Davis to its Board of Directors. Mr. Davis was also appointed to the Audit Committee of the Board of Directors.

Mr. Davis is a Managing Partner of Radius Ventures, a venture capital firm. Mr. Davis also serves on the boards of directors of Health Language, Inc., Impliant, Inc. and Zettacore, Inc., each portfolio companies of Radius Ventures. Prior to co-founding Radius Ventures, Mr. Davis served as a Managing Director of KBL Healthcare, Inc., a venture capital and investment banking organization, and co-founded and served as Vice President and Director of KBL Healthcare Acquisition Corp., a publicly-traded strategic acquisition fund. Previously, Mr. Davis held various financial management positions at Morgan Stanley & Co., Inc. Mr. Davis was also a founder of Cambridge Heart, Inc., a cardiology device company, and Voxware, Inc., a speech technology company, both companies that Mr. Davis helped bring from start-up through IPO. Mr. Davis earned an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University in 1986 and a B.A. in Economics from The State University of New York at Binghamton in 1983.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: May 27, 2005	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer